The Board of Directors
Beckman Instruments, Inc.:



We consent to the use of our report incorporated herein by reference. Our report refers to a change in accounting to adopt the provisions of Financial Accounting Standards Board's
Statement of Financial Accounting Standards No. 112, "Employers'
Accounting for Postemployment Benefits," in 1994.


                                            /s/ KPMG Peat Marwick LLP
                                              KPMG Peat Marwick LLP

Orange County, California
October 3, 1997